                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                            CPI Corp.
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)



       ----------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

   ---------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

   ---------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

   ---------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

   ---------------------------------------------------------------------

   5)  Total fee paid:

   ---------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   ---------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

   ---------------------------------------------------------------------

   3)  Filing Party:

   ---------------------------------------------------------------------

   4)  Date Filed:

   ---------------------------------------------------------------------

CPI CORP.
    PRODUCTS AND SERVICES FOR CONSUMERS

                                                   1706 WASHINGTON AVENUE
                                                   ST. LOUIS, MISSOURI 63103
                                                   TELEPHONE (314) 231-1575


                                                   May 5, 1995

DEAR CPI CORP. STOCKHOLDER:

  You are cordially invited to attend the 1995 Annual Meeting of Stockholders of CPI Corp.

  The meeting will be held on Tuesday, June 13, 1995, at 10:00 a.m.,
(CDT) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103.

  I urge you to attend the meeting, if at all possible, since it provides an opportunity for you to discuss CPI Corp. with its management, in person. If you cannot personally attend, please vote your preference on the enclosed proxy card and return it promptly.

  It is important that your shares be voted, whether in person or by proxy. Your participation in CPI Corp.'s business through its annual meetings is an essential part of the Corporation's governance.

  I look forward to seeing you.

                            Sincerely,



                                       /s/ Alyn V. Essman
                            ...........................................
                                          ALYN V. ESSMAN
                                      Chairman of the Board
                                   and Chief Executive Officer

                              CPI CORP.

                 NOTICE OF ANNUAL STOCKHOLDERS MEETING

TO OUR STOCKHOLDERS:

  The annual meeting of the stockholders of CPI Corp. (the
"Corporation") will be held on June 13, 1995, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be transacted at this meeting are as follows:

  1. To elect a Board of Directors for the ensuing year;

  2. To act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent certified public accountants for the fiscal year ending February 3, 1996;

  3. To act upon a proposed annual incentive program for key executives to further strengthen the alignment of executive compensation with shareholder interests; and

  4. To act upon such other and further business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has specified April 24, 1995, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the meeting. For ten days prior to the annual meeting, this stockholder list will also be available for inspection by stockholders at the Corporation's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during ordinary business hours.

  The Proxy Statement for the annual meeting is set forth on the following pages.

  SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THIS MEETING, WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                            By Order of the Board of Directors


                            /s/ Jane E. Nelson
                            JANE E. NELSON
                            Secretary and General Counsel

Dated and mailed: May 5, 1995

                               CPI CORP.

                        1706 WASHINGTON AVENUE

                       ST. LOUIS, MISSOURI 63103

             PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR

            THE ANNUAL MEETING OF STOCKHOLDERS OF CPI CORP.

                      TO BE HELD ON JUNE 13, 1995

                SOLICITATION AND REVOCATION OF PROXIES

  This Proxy Statement and the accompanying Proxy are being mailed beginning May 5, 1995, to holders of common stock of CPI Corp., a Delaware corporation (referred to herein collectively with its predecessor corporations as the "Corporation"), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 13, 1995, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Corporation with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or represented by a Proxy.

  The cost of preparing, mailing, and soliciting Proxies will be borne by the Corporation. In addition to solicitations by the Corporation by mail, directors, officers, and regular employees of the Corporation may solicit Proxies personally and by telephone, facsimile, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation. The Corporation has also retained Boatmen's Trust Company, 510 Locust, P.O. Box 14764, St. Louis, Missouri 63178-4764, to assist in the solicitation of Proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm no more than $3,000 in fees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses.

  The stockholder giving the Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Corporation at the principal office of the Corporation at the address set forth above at any time before the commencement of the Meeting or any adjournment thereof; (ii) attending the Meeting in person and voting thereat; or
(iii) executing and delivering to the Secretary of the Corporation a Proxy bearing a date and time later than that of the Proxy to be revoked. Revocation of the Proxy will not affect any vote previously taken.

  The Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment. Any proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Company no later than January 5, 1996 for inclusion in the Company's Proxy Statement and form of proxy.

  If a stockholder wishes to give a Proxy to someone other than the persons indicated on the accompanying Proxy, the stockholder must cross out both names appearing on the Proxy and insert the name or names of another person or persons to act as Proxies. The signed Proxy must be presented at the Meeting by the person or persons representing the stockholder.

                 OUTSTANDING SHARES AND VOTING RIGHTS

  Only holders of common stock of the Corporation of record at the close of business on April 24, 1995, are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Meeting. As of the close of business on April 24, 1995, 13,862,941 shares of common stock were issued and outstanding, and 50% of these shares constitutes a quorum, which must be present in person or by Proxy at the Meeting to conduct business. At the Corporation's 1992, 1993 and 1994 annual meetings 85.5%, 93.7% and 84.3%
respectively, of the issued and outstanding shares of common stock were present and voting. The Corporation has no issued and outstanding shares of any other class of stock.

  Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote for:

  (1) THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN;

  (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION'S FISCAL YEAR 1995; AND

  (3) APPROVAL OF AN ANNUAL INCENTIVE PROGRAM FOR KEY EXECUTIVES TO FURTHER STRENGTHEN THE ALIGNMENT OF EXECUTIVE COMPENSATION WITH SHAREHOLDER INTERESTS.

  When a Proxy is returned to the Corporation properly signed and dated, the persons designated as Proxies shall vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Corporation's Board of Directors.

  Directors of the Company shall be elected by a plurality vote. All other questions shall be determined by a majority of the votes cast thereon. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which Proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

               ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

  Eight directors are to be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. All of the nominees are presently directors of the Corporation.

  Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Corporation. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

  The name of each nominee, the year each present director first joined the Board, and the nominees' principal occupations and ages are:



                              DIRECTOR
    NAME                        SINCE                                  PRINCIPAL OCCUPATION                              AGE
    ----                      --------                                 --------------------                              ---

Milford Bohm                    1942         Managing Partner of Milford Bohm and Associates,                             73
                                              personal investments
Alyn V. Essman                  1968         Chairman and Chief Executive Officer of                                      63
                                              the Corporation
Russell Isaak                   1992         President of the Corporation                                                 52
Mary Ann Krey                   1994         Chief Executive Officer, Krey Distributing Co., an                           47
                                              Anheuser-Busch beer distributor in St. Charles and Lincoln Counties,
                                              Missouri
Lee M. Liberman                 1982         Chairman Emeritus of the Board of Laclede Gas                                73
                                              Company, a St. Louis, Missouri public utility

                                    3

                              DIRECTOR
    NAME                        SINCE                                  PRINCIPAL OCCUPATION                              AGE
    ----                      --------                                 --------------------                              ---

Nicholas L. Reding              1992         Vice Chairman of Monsanto Company, a St. Louis,                              60
                                              Missouri based manufacturer of chemicals, pharmaceuticals, and other products
Martin Sneider                  1994         Co-chairman of the Executive Committee of Edison                             52
                                              Brothers Stores, Inc., a St. Louis, Missouri based company that operates specialty chains nationwide
Robert L. Virgil                1982         Principal, Edward D. Jones, a full service retail                            60
                                              brokerage firm located in St. Louis, Missouri


  Mr. Bohm founded the predecessor of the Corporation in 1942 and was employed by the Corporation from that time until retirement in February 1988 in various positions, including Chief Executive and Chairman until 1973, and then as Chairman of an officers' committee until his election as Chairman Emeritus in 1978. Since his retirement from CPI, Mr. Bohm has served as Managing Partner of Milford Bohm & Associates.

  Mr. Essman joined the Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief
Executive Officer of the Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

  Mr. Isaak joined the Corporation as Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President-Finance/
Administration in February 1982. Effective February 1992, he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

  Ms. Krey is Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch beer distributor in the metropolitan St. Louis market. She has served in that capacity since 1986. Ms. Krey is a trustee of Washington University in St. Louis. She also serves as a director of Commerce Banks of St. Louis and St. Charles County, Laclede Gas Company, and a number of other organizations in Missouri.

  Mr. Liberman is Chairman Emeritus of Laclede Gas Company, a St. Louis, Missouri public utility. He served as Chairman of the Board of that company from April 23, 1976 until his retirement from the Board on January 27, 1994. He is also a director of Angelica Corporation, Boatmen's Bancshares, Inc., Falcon Products, Inc., Insituform Mid-America, Inc., INTERCO Incorporated and DT Industries.

  Mr. Reding is Vice Chairman of Monsanto Company, a St. Louis, Missouri based manufacturer of chemicals, pharmaceuticals and other products distributed worldwide. From 1990 through 1992 he served as Executive Vice President of Monsanto, with responsibility for environment, safety, health and manufacturing operations. From 1986 until 1990, he served as President of Monsanto Agricultural Company, an operating unit of Monsanto Company. Mr. Reding joined Monsanto in 1956. He also serves as a director of Monsanto Company, Multifoods Corp. and Meredith Corp.

  Mr. Sneider is Co-chairman of the Executive Committee of Edison Brothers Stores, Inc., a St. Louis, Missouri based company that operates numerous specialty chains nationwide. He served as President of that company from 1987 until 1995 and has held various positions within Edison Brothers since 1968. Mr. Sneider has served on Edison Brothers' Board of Directors since 1978. Mr. Sneider also serves as a director of Angelica Corporation and Mercantile Trust Company, N.A. He is Chairman of the Board of Trustees of St. Louis Children's Hospital.

  On September 1, 1993, Mr. Virgil became a principal with Edward D. Jones, a full service retail brokerage firm located in St. Louis, Missouri. Prior to accepting that position, Mr. Virgil served as Executive Vice Chancellor of University Relations and Dean of the John
M. Olin School of Business of Washington University in St. Louis. He joined the Washington University faculty in 1961. He also serves as a director of General American Life Insurance Company and Maritz, Inc.

                          EXECUTIVE OFFICERS

  Following is a list of all individuals who served as Corporate
Executive Officers during 1994:

Alyn V. Essman (63)............... Chief Executive Officer. Mr. Essman joined the
                                   Corporation in 1956 as Controller. He was
                                   appointed President in 1969 and has served as
                                   Chairman and Chief Executive Officer of the
                                   Corporation since 1973. He currently chairs the
                                   Corporation's Executive Committee of officers.

Russell Isaak (52)................ President. Mr. Isaak joined the Corporation as
                                   Controller in 1972. He became the Corporation's
                                   Chief Financial Officer in 1978 and was appointed
                                   Vice President/Finance in 1979 and Executive Vice
                                   President-Finance/Administration in February 1982.
                                   In February 1992, he was appointed President of
                                   the Corporation and is also a member of the
                                   Corporation's Executive Committee of officers.

David E. April (52)............... Senior Executive Vice President. Mr. April joined the Corporation in 1963 as a supervisor trainee
                                   and subsequently became Vice President of
                                   Laboratory Operations. In 1981, he became Vice
                                   President and General Manager of Laboratory
                                   Operations. In February 1984, he became President
                                   of Laboratory Operations, and in February 1987, he
                                   was named President of Manufacturing. Effective
                                   February 1992, Mr. April was appointed Senior
                                   Executive Vice President and is a member of the
                                   Office of the President and of the Executive
                                   Committee of officers.

Patrick J. Morris (55)............ Senior Executive Vice President. Mr. Morris
                                   joined the Corporation in May 1985 as its
                                   Executive Vice President-Marketing. Effective
                                   February 1992, he was appointed Senior Executive
                                   Vice President and is a member of the Office of
                                   the President and of the Executive Committee of
                                   officers.

Barry C. Arthur (52).............. Executive Vice President-Finance and Chief
                                   Financial Officer. Mr. Arthur joined the
                                   Corporation in 1965 as an accountant and
                                   subsequently became Controller. In 1981, he was
                                   appointed Treasurer, and in July 1983, he was
                                   named Vice President-Finance. Mr. Arthur was
                                   appointed to his current position effective
                                   February 1992 and is a member of the Executive
                                   Committee of officers.

Jane E. Nelson (45)............... Secretary and General Counsel. Ms. Nelson joined the Corporation in 1988 as Assistant General
                                   Counsel and subsequently served as Associate
                                   General Counsel and Assistant Secretary. She was
                                   promoted to her current position in February 1993
                                   and is a member of the Corporate Development
                                   Council.

Fran Scheper (49)................. Executive Vice President-Human Resources. Ms.
                                   Scheper joined the Corporation in 1967 as
                                   Personnel Assistant. She was promoted to Assistant
                                   Personnel Director in 1982 and in January 1987
                                   became Vice President-Human Resources. She was
                                   appointed to her current position in February 1992
                                   and is a member of the Executive Committee of
                                   officers.


                                    5


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  To the Company's best knowledge, the following table sets forth beneficial owners of more than five percent of the common stock of the Corporation.




         (1)                                           (2)                                        (3)                   (4)
        TITLE                                  NAME AND ADDRESS OF                        AMOUNT AND NATURE OF      PERCENT OF
       OF CLASS                                  BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP         CLASS
       --------                                -------------------                        --------------------      ----------
Common Stock               New South Capital Management                                       1,865,417<F1>            13.4%
                           755 Crossover Lane, Ste. 233
                           Memphis, Tennessee 38117
Common Stock               FMR Corp.                                                          1,616,200<F2>            11.8%
                           82 Devonshire Street
                           Boston, Massachusetts 02109
Common Stock               Systematic Financial Management, Inc.
                            ("Systematic"), Cash Flow Investers, Inc. ("CFI"), and
                            Kenneth S. Hackel ("Hackel")                                      1,312,579<F3>            9.45%
                           Two Executive Drive
                           Fort Lee, New Jersey 07024

Common Stock               Dalton, Greiner, Hartman, Maher & Co.                                787,800<F4>            5.75%
                           630 Fifth Ave., Ste. 3425
                           New York, New York 10111

- -----

<F1> New South Capital Management, an Investment Advisor registered under Sec. 203 of the Investment Advisers Act of 1940, was the owner of 1,865,417 shares as of December 31, 1994, representing approximately 13.4% of the total shares outstanding on that day. New South Capital Management has sole voting power and sole dispositive power for all of the shares.

<F2> As reported on its Schedule 13G dated February 13, 1995, FMR Corp., a parent holding company in accordance with Section 240.13d-1(b)(ii)(G), was the owner of 1,616,200 shares, representing approximately 11.8% of the total shares outstanding on that day. FMR has sole voting power as to 415,400 shares, shared voting and dispositive power as to none of the shares and sole dispositive power as to all the shares reported.

<F3> As reported as a Group in accordance with Rule
     240.13d-1(b)(1)(ii)(H) on their Schedule 13D, Amendment No. 2, dated December 2, 1994, Systematic beneficially owns 1,307,079 shares, or approximately 9.41% of the total shares outstanding on that day. CFI beneficially owns 5,500 shares, or approximately .04% of the total shares outstanding on that day. Hackel, the majority shareholder, President and principal executive officer of both Systematic and CFI, may be deemed to beneficially own the 1,312,579 shares owned in the aggregate by Systematic and CFI, representing approximately 9.45% of the total shares outstanding on that day. No member of the Group has sole voting power with respect to any of the shares. Systematic shares voting power with respect to 101,335 shares. CFI shares voting power with respect to 5,500 shares. Hackel does not share voting power with respect to any of the shares. Systematic has sole dispositive power with respect to 1,307,079 shares and CFI has sole dispositive power with respect to 5,500 shares. Hackel does not have sole dispositive power with respect to any shares. None of the members of the Group shares dispositive power with respect to the reported shares.

<F4> As reported on its Schedule 13G, Amendment No. 2, dated February 2,
     1995, Dalton, Greiner, an Investment Advisor registered under Sec. 203 of the Investment Advisers Act of 1940, was the beneficial owner of 787,800 shares, representing approximately 5.75% of the total shares outstanding on that day. Dalton, Greiner has sole voting power for 547,300 of the shares, shared voting power for none of the shares and sole dispositive power for all 787,800 shares.

                   SECURITY OWNERSHIP OF MANAGEMENT

  Information is set forth below regarding beneficial ownership of Common Stock of the Company as of April 24, 1995, by (i) each person who is a director and nominee; (ii) each executive officer named in the Summary Compensation Table on page 13; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.


                                                                                                  (3)
                                                                                               AMOUNT AND
                                                                                               NATURE OF
     (1)                                                (2)                                    BENEFICIAL              (4)
    TITLE                                             NAME OF                                  OWNERSHIP             PERCENT
   OF CLASS                                      BENEFICIAL OWNER                              <Fa><Fb>             OF CLASS
   --------                                      ----------------                              ----------           --------
Common Stock               David E. April...............................................        61,296<Fc>             .44
Common Stock               Barry C. Arthur..............................................        12,305                 .09
Common Stock               Milford Bohm.................................................        30,000                <F*>
Common Stock               Alyn V. Essman...............................................       371,142<Fd>            2.69
Common Stock               Russell Isaak................................................       153,980                1.12
Common Stock               Mary Ann Krey................................................         1,000                  *
Common Stock               Lee Liberman.................................................           400                  *
Common Stock               Patrick J. Morris............................................        41,500<Fe>             .30
Common Stock               Nicholas Reding..............................................         1,200                  *
Common Stock               Martin Sneider...............................................           500                  *
Common Stock               Robert Virgil................................................           600                  *
Common Stock               21 Directors and Executive Officers as a Group...............       786,015<Ff>            5.62

- -----

<F*> Percentage owned by director does not exceed one percent.

<Fa> Includes the following shares which such persons have the right to acquire within 60 days after April 24, 1995 upon the exercise of employee stock options: Mr. April: 14,732; Mr. Arthur: 6,571; Mr.
     Essman: 46,991; Mr. Isaak: 26,953; Mr. Morris: 16,786; and
     directors and executive officers as a group: 188,586. The exercise prices for all options exercisable within 60 days range from $22.375 to $29.00. Market price as of April 24, 1995 was $16.625.

<Fb> Excludes 5,090 shares for Mr. April; 2,108 shares for Mr. Arthur;
     79 shares for Mr. Isaak; 998 shares for Mr. Morris; and 20,586 shares for executive officers as a group, all held under the CPI Corp. Employees Profit Sharing Plan and Trust. With respect to such shares, the executives have neither voting power nor investment power.

<Fc> Excludes 70 shares beneficially owned by Mr. April's wife in an
     IRA, as to which he expressly disclaims beneficial ownership.

<Fd> Excludes 40,000 shares beneficially owned by Mr. Essman's wife, as to which he expressly disclaims beneficial ownership.

<Fe> Excludes 1,000 shares beneficially owned by Mr. Morris' daughter as to which he expressly disclaims beneficial ownership.

<Ff> Excludes 44,622 shares beneficially owned by members of the immediate family of certain executive officers, as to which those executives expressly disclaim beneficial ownership.

                     BOARD AND COMMITTEE MEETINGS

  During the fiscal year ended February 4, 1995 ("fiscal year 1994"), the Corporation's Board of Directors met 13 times. All directors attended more than 75% of the meetings that they were eligible to attend. The Board of Directors also acted by unanimous written consent on two other occasions.

  The Board of Directors has four committees: the Audit, the Compensation, the Nominating and Governance, and the Finance and Investment Committees. The Audit Committee's members are Messrs. Virgil (Chairman) and Bohm and Ms. Krey. The Committee held four meetings during the last fiscal year. The Audit Committee is responsible for reviewing the financial statements of the Corporation and the scope of work of its independent auditors. The Committee also evaluates recommendations of the auditors, recommends areas of review to the Corporation's management, and reviews and evaluates the Corporation's accounting policies, reporting practices, and internal controls.

  The Compensation Committee's members are Messrs. Liberman (Chairman), Reding and Sneider. The Committee held nine meetings during the last fiscal year and acted by unanimous consent on three occasions. The Compensation Committee reviews annually the performance of principal officers, establishes annual salaries and incentives for principal officers and reviews periodically compensation and benefit programs. The Compensation Committee also serves as the Stock Option Committee under the Corporation's 1991 Stock Option Plan and the Voluntary Stock Option Plan.

  The Nominating and Governance Committee's members are Messrs. Reding (Chairman) and Liberman and Ms. Krey. This Committee met twice in fiscal year 1994. The Nominating Committee is charged with nominating qualified members for the Corporation's Board of Directors and monitoring developments in governance of publicly held companies. The Nominating Committee will consider nominees recommended by security holders. Any security holder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporation's Secretary.

  The Finance and Investment Committee, whose members are Messrs. Bohm (Chairman), Sneider and Virgil, met two times during fiscal year 1994. This Committee reviews dividend policy, financing plans, investment policy and investment performance. It also makes recommendations to management as necessary to insure that the Company's pension and profit sharing plans meet the business needs of the Company and are adequately funded.

                       COMPENSATION OF DIRECTORS

  Each director who is not an officer receives a retainer of $10,000 per year plus $850 for each Board and committee meeting he or she attends. Directors who are also officers receive no retainer or other compensation for service as directors.

  Effective April 4, 1991, the Corporation established the CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the "Directors' Plan"). Participation in the Directors' Plan is limited to directors who are not employees of the Corporation. The plan is administered by a committee composed of directors who are employees and the Chief Financial Officer and the General Counsel of the Company. The committee may amend, modify, or terminate the plan at any time.

  The Directors' Plan has compensation deferral and phantom stock components. Under the deferral component, a participating director must irrevocably elect before the beginning of a fiscal year to defer up to all (but not less than $5,000) of his or her retainer, fees, and other compensation for such fiscal year. The director also selects a deferral period of not less than three years, although the deferral period will be shortened by the director's death, total and permanent disability, or resignation or retirement from the Board or any other termination of Board service. At the time of the election to defer, the director must also choose to receive the deferred amount in a lump sum or in a specified number of installments, not to exceed ten. All such amounts are payable in cash.

  During fiscal year 1994, Mr. Liberman deferred a total of $31,250 in retainer and fees and received dividend equivalents in the amount of $7,700. Mr. Liberman has elected to defer his retainer and fees for fiscal year 1995 and has received dividend equivalents in the amount of $2,189 during the current fiscal year. During fiscal year 1994, Mr. Reding deferred $29,550 in retainer and fees and received dividend equivalents in the amount of $543. For the current year Mr. Reding has elected to defer his retainer only and has received dividend equivalents in the amount of $345. In fiscal year 1994, Mr. Virgil deferred $12,650 in retainer and fees and received dividend equivalents in the amount of $246. Mr. Virgil has elected to defer 50% of his retainer and fees for fiscal year 1995 and has received dividend equivalents in the amount of $148 during the current fiscal year. In fiscal 1995 Mr. Sneider elected not to defer any fees. Mr. Bohm and Ms. Krey elected to defer all of their retainer and fees. Growth Units on deferred amounts were credited at $12.01 per unit for deferrals during fiscal year 1994 and will be credited at $12.12 for deferrals during the current fiscal year.

  Under the Directors' Plan, the participants also receive 200 Phantom Stock Rights ("Rights") for each year of service as a non-management director. Accordingly, as of June 1994, Messrs. Bohm, Liberman, Reding and Virgil were each credited with 200 Rights. For each future year of service, participants will receive 200 Rights after the completion of the year. The Rights mature on the earliest of the director's (i) death, (ii) total and permanent disability, (iii) reaching age 65 if the participant is no longer a director, (iv) resignation or retirement from the Board or any other termination of Board service after age 65, or (v) reaching age 70 (but in no event in the case of (iii) and (v) less than six months after the date of the award). At maturity, the Rights are valued at the average of the last sale price of the Corporation's common stock on the New York Stock Exchange as reported in The Wall Street Journal during the six month period immediately preceding the maturity date multiplied by the number of Rights credited to the director's account. Before the maturity of Rights, a director must irrevocably elect either to receive a lump sum payment or to defer payment of all or part of the amount pursuant to the deferred compensation component of the plan described above. Payments are made only in cash.

  During fiscal year 1994, the 200 Rights credited to Mr. Liberman automatically matured and, pursuant to his deferral election, were credited to his deferred compensation account. Mr. Liberman's Rights matured at a value of $18.27 per Right and, accordingly, 304 Growth Units were credited to Mr. Liberman's deferred compensation account. The total number of Growth Units was determined by dividing the dollar value of his deferral, $3,654, by the book value, $12.01. Also during fiscal year 1994, the 200 Rights credited to Mr. Bohm automatically matured and were paid out to Mr. Bohm in cash. Mr. Bohm's Rights matured at a value of $18.27 per Right; he received a payment of $3,654.

           COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  In fiscal year 1994 the following transactions were inadvertently reported late as a result of clerical error: Mr. Morris reported 1,000 shares purchased by his daughter who was away at college on April 15, 1994, five days after the reporting deadline. Another 5,000 shares purchased by Mr. Morris on January 31, 1995, were not reported until filing of his Form 4 for February 1995, transactions because the original purchase date was erroneously thought to be February 1, 1995. Options awarded to Ed Chase upon his appointment to the Company's Executive Committee were not reported on his initial Form 3. Those options were reported on the Form 4 filed by Mr. Chase on December 9, 1994, which was the first report due subsequent to learning of the error. The Form 3 required of Ted deBuhr upon becoming a reporting person was filed April 29, 1994, nineteen days after the filing deadline.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following directors served as members of the Compensation Committee of the Board of Directors during the last fiscal year: Lee Liberman (Chairman), Nicholas Reding and Martin Sneider. Milford Bohm and Robert Virgil served on the Compensation Committee until July 7, 1994. Mr. Bohm was an officer of the Corporation until his retirement in February, 1988.

    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders:

  General Compensation Policy

  Executive compensation at CPI Corp. and its subsidiaries is based on a variety of factors which reflect contributions to corporate performance and enhance total return to stockholders. Executive compensation packages include base salary, annual performance-based bonus, stock options, restricted stock, company contributions to a stock ownership program and earnings on Growth Units from compensation deferred from prior years under the Corporation's deferred compensation program. The Board, on the recommendation of the Compensation Committee, continued to adhere to the following objectives in awarding executive compensation in 1994, each of which the Board believes contributes to stockholder value:

  1. paying for performance, both long-term and short-term;

  2. increasing emphasis on variable incentive compensation as opposed to base compensation;

  3. recognizing and rewarding the executive's contributions as reflected in the performance of his or her unit and in the performance of the Corporation as a whole;

  4. providing a competitive and equitable compensation program to attract, retain and motivate key executives; and

  5. importantly, aligning stockholder, management and employee interests.

  All compensation actions taken in 1994 were in concert with the principles identified in the Corporation's General Compensation Policy described above. In particular, compensation awarded in 1994 furthers the Compensation Committee's desire to shift emphasis from base salaries to at-risk compensation which, in the Committee's opinion, strengthens the alignment between executive compensation and shareholder interests.

  To help ensure that the Corporation's Executive Compensation practices continue to serve the objectives set forth above, in 1994 the Compensation Committee retained an independent consultant, Towers Perrin, to evaluate key components of CPI's executive compensation package. The review included an assessment of the effectiveness of the Corporation's compensation strategy and a comparison of CPI's executive base salaries, bonuses and long-term incentives to market data for general industry, consumer products and specialty retail organizations. Upon completion of their review, Towers Perrin made a number of recommendations to the Committee.

  At the end of fiscal year 1994, the Committee adopted a fundamental restructuring of key components of CPI's executive compensation package to further strengthen the link between executive compensation and performance and the alignment with shareholder value. Those changes included a substantial decrease in base salaries, a three year freeze on such salaries at the reduced level, increased bonus potential related to earnings improvement and a grant of market value restricted stock. With these changes, more than 50% of the executives' compensation may be at-risk if maximum bonuses are earned and the value of the restricted stock increases to reflect the performance of the Company as earnings improve enabling maximum bonus targets to be achieved. This restructuring of compensation reflects the Committee's belief that the executives' success must depend on the success of the Company for the benefit of all shareholders.

  Base Salary

  The base salaries paid to the Corporation's executives are based on a number of factors, including an evaluation of the individual's effectiveness in performing his or her responsibilities, comparison to salaries paid by other companies to their executives who hold similar positions, internal equity, tenure in position, overall responsibility, knowledge, and special assignments. The Committee retained KPMG Peat Marwick LLP in 1992 to evaluate the base salaries paid to the Company's executives as compared to those paid to top executives of 50 service companies with revenue of $200 to $500 million. These companies were selected because they had annual revenues comparable to CPI and operate in the same service sector as CPI. Salaries of CPI executive officers were at the high end of the comparable range as of the date of comparison. Accordingly, base salaries of the Corporation's top executives were frozen at 1992 levels through 1994. Additionally, the Chief Executive Officer and the four named executive officers voluntarily reduced their 1994 base salaries in the aggregate amount of $471,250 pursuant to the Corporation's Voluntary Stock Option Plan described below.

  In order to further align executive compensation closely with stockholders' interests, base salaries paid to the Chairman and Chief
Executive Officer and to members of the Office of the President (the
President and two Senior Executive Vice Presidents) have been reduced, effective February 5, 1995, by a total of $400,000 annually and frozen for a period of three years. The following table reflects base salaries in 1994 (before voluntary salary reductions) and annual base salaries for 1995 through 1997:

                   NAME                                                                   1994 BASE            1995-1997 BASE
                   ----                                                                   ---------            --------------
               Alyn Essman.........................................................        $775,000               $600,000
               Russell Isaak.......................................................        $500,000               $400,000
               Patrick J. Morris...................................................        $350,000               $300,000
               David E. April......................................................        $300,000               $225,000


  Annual Bonus

  With the Company's achievement of pre-determined earnings targets, performance bonuses were earned in fiscal year 1994 for the first time in three years. In conjunction with lowering base salaries and increasing emphasis on performance-based compensation in 1995 and in furtherance of efforts to align stockholder and executive interests, the Compensation Committee increased the bonus potential for the Chairman and Chief Executive Officer and executives in the Office of the President. This restructuring of base salary and annual incentives provides for total compensation comparable to 1994 but with a significantly greater emphasis on performance-based compensation. If the Company earnings do not reach target levels, no bonuses will be earned and the aforementioned executives will lose total cash compensation in an amount equivalent to the reduction in their base salaries. The Committee is recommending shareholder approval of its proposal to increase the at-risk portion of total executive compensation by increasing bonus potential for the Chairman and Chief Executive Officer and for members of the Office of the President, commencing with fiscal year 1995.

  Restricted Stock

  At the end of fiscal year 1994, the Committee granted restricted stock to the Chairman and Chief Executive Officer and the members of the Office of the President in connection with their permanent reduction of base salaries and increased emphasis on performance-based compensation. The restricted stock will vest in increments of one-third each year over the next three years. This grant reflects the Committee's belief that the exchange of future salary for restricted stock and performance-based compensation strengthens the link between shareholder value and executive performance.


  Stock Options

  The named executive officers were awarded options in 1994 under the Corporation's 1991 Stock Option Plan as part of a one-time long-term incentive grant to all executives of the Corporation and its operating divisions. Stock options were granted to the named executive officers and other senior officers in 1994 under the Voluntary Stock Option Plan, approved by the Corporation's stockholders at their 1993 Annual Meeting. Under this Plan, options were awarded to CPI executives who voluntarily elected to reduce their salaries. One option was awarded for each $2.50 in salary reduction. Executives could participate by reducing their salaries by a minimum of 5% to a maximum of 25% of base salary.

  The Compensation Committee believes the Voluntary Stock Option Plan further strengthens the link between executive compensation and corporate performance and return to the stockholders, while reducing compensation expense. For 1994, nineteen executive officers elected total salary reductions of $659,708. Of that amount, the base salaries paid to the Chief Executive Officer and the four named executive officers were reduced by a total of $471,250. A total of 263,883 options with an exercise price of $15.50 were granted to the nineteen executives as a result of their salary reductions, of which 188,500 were granted to the Chairman and Chief Executive Officer and the four named executive officers. The size of each option award made under this Plan was dependent on the salary reduction elected by the executive. Options granted under this plan vest three years after the date of award and expire five years later.

  Growth Units on Deferred Compensation

  Under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan, which was approved by shareholders in 1992, an executive who elects to defer up to 50% of his or her annual incentive bonus receives Growth Units. Executives earn appreciation on these Growth Units based on increases in the Corporation's book value, as adjusted for any dilutive effect of the Company's repurchase of stock. Executives also receive dividend equivalents at the same rate that dividends are paid to stockholders. Since no bonuses were earned for 1993 (and payable in 1994), no Growth Units were issued to the Chief Executive Officer or the four named executives.

  Company Contributions to Stock Ownership Program

  All employees, including the named executives, who meet minimum age and service requirements, are eligible to contribute up to 15% of their base salaries to their individual accounts in the Corporation's Investment Growth Program. A maximum of 5% of each participant's voluntary contributions is matched by corporate stock in an amount equal to 50% of the participant's contributions. Although each of the named executive officers was eligible to participate in the Program, only Mr. Morris, Mr. April and Mr. Arthur participated in 1994.

  Compensation of the Chief Executive Officer

  Mr. Essman's compensation is based on the policies and programs described above for all executives and includes base salary and annual and long-term incentives. His base salary was established under his employment agreement and is based on the Board's evaluation of his effectiveness in performing his responsibilities. In 1994, Mr. Essman's base salary remained frozen at the level established in 1992; however, he elected to reduce his base compensation by 25% under the Corporation's Voluntary Stock Option Plan. Pursuant to that voluntary salary reduction, Mr. Essman received 77,500 options with an exercise price of $15.50. As part of a one-time long-term incentive grant of options to 95 executives and managers, Mr. Essman received 43,662 options with an exercise price of $17.75. Pursuant to the aforementioned significant reduction of his base salary for fiscal years 1995 through 1997 (as described on page 11) and increased emphasis on at-risk compensation, Mr. Essman received 47,297 shares of restricted stock at the end of fiscal year 1994.

  Compliance with IRC Section 162(m)

  The Compensation Committee's current intent is to qualify all compensation paid to executives for current income tax deductibility pursuant to Section 162(m) of the Internal Revenue Code. Under that section, subject to specific exclusions, compensation in excess of $1 million paid to any executive will not be deductible for income tax purposes except to the extent such compensation is performance-based compensation awarded by an independent committee of directors pursuant to a plan approved by shareholders.

  While the Compensation Committee believes this limitation will have limited application to compensation paid to the Company's executives, the overall compensation program, as earlier described, has been designed to be heavily related to the Corporation's earnings performance, and the annual incentive component is being submitted for shareholder approval at the 1995 Annual Meeting of Shareholders. Approval of this program by shareholders should enable the Company to avail itself of deductions for all executive compensation paid in the foreseeable future. See pages 19 and 20 for additional information regarding the plan. The Board has also adopted a new salary deferral plan under which key executives may defer base salary on the same terms they may now defer bonuses pursuant to the Corporation's Deferred Compensation and Stock Appreciation Rights Plan.

                 THE CPI CORP. COMPENSATION COMMITTEE

     Lee Liberman, Chair      Nicholas Reding      Martin Sneider

                  COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the compensation of the named executive officers for each of the last three years:

                                                     SUMMARY COMPENSATION TABLE


                                                                                            LONG-TERM
                                                   ANNUAL COMPENSATION                     COMPENSATION
                                          --------------------------------------     -----------------------
                                                                                       <F4>       SECURITIES
                                                                        <F3>         RESTRICTED   UNDERLYING
                                           <F1>                     OTHER ANNUAL       STOCK       OPTIONS/        ALL OTHER
   NAME & PRINCIPAL POSITION     YEAR     SALARY        BONUS       COMPENSATION      AWARD(S)       SARS         COMPENSATION
   -------------------------     ----     ------        -----       ------------     ----------   ----------      ------------
                                            ($)          ($)             ($)            ($)           (#)             ($)
              (a)                (b)        (c)          (d)             (e)            (f)           (g)             (h)

Alyn V. Essman, Chairman         1994   581,250<F1>   87,187<F2>        9,594         656,250      77,500<F5>        167 <F11>
and Chief Executive Officer                                                                        43,662<F6>
                                 1993   581,250<F1>        0                0               0      77,500<F8>        192 <F11>
                                 1992   775,000            0                0               0      77,500<F9>        360 <F11>
                                                                                                   77,500<F10>

Russell Isaak, President         1994   400,000<F1>   56,250<F2>            0         375,000      40,000<F5>        167 <F11>
                                                                                                   19,718<F6>
                                                                                                    4,225<F7>
                                 1993   400,000<F1>        0            4,946               0      40,000<F8>        192 <F11>
                                 1992   500,000            0           12,728               0      50,000<F9>        360 <F11>
                                                                                                   50,000<F10>

Patrick J. Morris, Senior        1994   262,500<F1>   39,375<F2>            0         187,500      35,000<F5>      1,519 <F12>
Executive Vice President                                                                           19,718<F6>
                                                                                                    4,225<F7>
                                 1993   262,500<F1>        0                0               0      35,000<F8>        539 <F13>
                                 1992   350,000            0            8,711               0      35,000<F9>      1,115 <F14>
                                                                                                   35,000<F10>

David E. April, Senior           1994   225,000<F1>   33,750<F2>       18,977         281,250      30,000<F5>      3,065 <F12>
Executive Vice President                                                                           16,901<F6>
                                 1993   225,000<F1>        0           24,485               0      30,000<F8>      2,053 <F13>
                                 1992   300,000            0           19,513               0      30,000<F9>      2,282 <F14>
                                                                                                   30,000<F10>

Barry C. Arthur, Executive       1994   135,000<F1>   55,478<F2>            0          34,688       6,000<F5>      2,614 <F12>
Vice President-Finance                                                                              8,451<F6>
                                 1993   135,000<F1>    9,000            3,722               0       6,000<F8>      1,577 <F13>
                                 1992   130,000        9,000            7,978               0      20,000<F9>      2,149 <F14>
                                                                                                   20,000<F10>

- -----

 <F1> Reflects voluntary salary reductions by the named executive officers under the Corporation's Voluntary Stock Option Plan (the "VSOP"), which was approved by the stockholders on June 11, 1993. The VSOP awards officers electing such reductions one stock option for every $2.50 in salary reduction. Participating executives may elect a reduction of 5% to 25% of their base salaries in exchange for the options. See footnote 5, below, for corresponding award of options.

 <F2> Cash amounts earned for the respective fiscal year, even if deferred under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan. The executives also earned options for 1994 performance as follows: Mr. Essman-13,136; Mr. Isaak-8,475; Mr. Morris-5,932; Mr. April-5,085 and Mr. Arthur-2,542. Although earned in 1994, those options were awarded as of the first day of fiscal year 1995. They vest February 5, 1999, with an exercise price of $14.75, and expire February 5, 2001.

 <F3> The amounts in this column represent above-market earnings on deferred compensation paid during the fiscal year.

 <F4> Amounts awarded in 1994 reflect total market value of restricted stock holdings of each named executive as of the date of award. The number of shares awarded and the respective aggregate value as of the close of fiscal year 1994 were: Mr. Essman-47,297 ($697,631); Mr. Isaak-27,027 ($398,648); Mr. Morris-13,514
      ($199,332); Mr. April-20,270 ($298,983); and Mr. Arthur-2,500
      ($36,875). Restricted stock vests as follows: one-third on February 2, 1996, one-third on February 2,
                                    13

      1997, and the final one-third on February 2, 1998. Fair Market Value as of the close of fiscal year 1994 was $14.75 per share. Dividends will be paid on the restricted stock.

 <F5> Options awarded under the VSOP on February 6, 1994 become exercisable three years after the date of award at an exercise price of $15.50 and expire eight years after the date of award. One option awarded for each $2.50 voluntary stock reduction.

 <F6> Options awarded on August 11, 1994 become exercisable four years after date of award at an exercise price of $17.75 and expire eight years after date of award.

 <F7> Options awarded on October 6, 1994 become exercisable four years after date of award at an exercise price of $18.625 and expire eight years after date of award.

 <F8> Options awarded under the VSOP on June 11, 1993 become exercisable three years after date of award at an exercise price of $18.375 and expire eight years after date of award. One option awarded for each $2.50 voluntary stock reduction.

 <F9> Options awarded on February 2, 1992 become exercisable four years after date of award at an exercise price of $30.00 and expire six years after date of award.

<F10> Options awarded on February 2, 1992 become exercisable five years after date of award at an exercise price of $35.00 and expire seven years after date of award.

<F11> Life insurance premiums.

<F12> Life insurance premiums of $167 plus employer contributions of stock to the profit sharing plan in the following amounts: Morris- $1,352; April-$2,898; and Arthur-$2,447.

<F13> Life insurance premiums of $192 plus employer contributions of stock to the profit sharing plan in the following amounts: Morris- $347; April-$1,861; and Arthur-$1,385.

<F14> Life insurance premiums and employer contributions of stock to the profit sharing plan, respectively, in the following amounts:
      Morris-$360 and $755; April-$360 and $1,922; and Arthur-$293 and
      $1,856.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning stock option grants made in the last fiscal year to the individuals named in the Summary Compensation Table:

                           INDIVIDUAL GRANTS
         -------------------------------------------------------
                                       % OF TOTAL
                                         OPTIONS       EXERCISE
                                       GRANTED TO       OR BASE                              POTENTIAL REALIZED VALUE
                          OPTIONS     EMPLOYEES IN       PRICE      EXPIRATION             ASSUMED ANNUAL RATE OF STOCK
     NAME                 GRANTED      FISCAL YEAR     ($/SHARE)       DATE                APPRECIATION FOR OPTION TERM
     ----                 -------     ------------     ---------    ----------        --------------------------------------
                                                                                       0%            5%<F6>          10%<F6>
                            (#)                                                       ($)             ($)              ($)
      (a)                   (b)            (c)            (d)           (e)           (f)             (h)              (h)

Alyn V. Essman.........  77,500<F2>       9.05%         $ 15.50        2/6/02          0              573,500        1,374,075
                         43,662<F3>        5.1%           17.75       8/11/02          0              369,817          886,339

Russell Isaak..........  40,000<F2>       4.67%           15.50        2/6/02          0              296,000          709,200
                         19,718<F3>        2.3%           17.75       8/11/02          0              167,011          400,275
                          4,225<F4>        .49%          18.625       10/6/02          0               37,560           89,950

Patrick J. Morris......  35,000<F2>       4.09%           15.50        2/6/02          0              259,000          620,550
                         19,718<F3>        2.3%           17.75       8/11/02          0              167,011          400,275
                          4,225<F4>        .49%          18.625       10/6/02          0               37,560           89,950

David E. April.........  30,000<F2>        3.5%           15.50        2/6/02          0              222,000          531,900
                         16,901<F3>       1.97%           17.75       8/11/02          0              143,151          343,090

Barry C. Arthur........   6,000<F2>         .7%           15.50        2/6/02          0               44,400          106,380
                          8,451<F3>        .99%           17.75       8/11/02          0               71,580          171,555

All Stockholders<F1>...    n/a<F*>         n/a              n/a           n/a          0          106,571,114      255,381,627

All 95 Optionees....... 855,960<F5>        100%             <F2>          <F2>         0            6,565,259       15,732,655

Gain for all 95
 Optionees as % of All
 Stockholder Gain......     n/a            n/a              n/a           n/a          0                 6.16%            6.16%

- -----
<F*> not applicable


                                    14

<F1> Gain for all stockholders was determined based on the number of shares outstanding on August 11, 1994, the date when the majority of options were granted, a price per share equal to the average exercise price for all options, $16.07, and an 8-year term.

<F2> Options awarded to the named executives on February 6, 1994 under the Company's non-qualified Voluntary Stock Option Plan (the "VSOP"). Options are issued to executives who elect base salary reduction from 5% to 25% of salary. One option is granted for each $2.50 of salary reduction. The options become exercisable three years after the date of grant and expire eight years after the date of grant. 75,383 options were awarded to executives not named in the table under the VSOP on the same terms as set forth above.

<F3> Options were awarded on August 11, 1994 to all executives and managers of the Company and its operating divisions pursuant to a one-time long-term incentive grant. These options become exercisable four years after date of award at $17.75 per share and expire eight years after the award date.

<F4> Options awarded October 6, 1994 vest four years after date of award at $18.375 and expire eight years after date of award.

<F5> Includes 75,383 options awarded under the VSOP on February 6, 1994 and 475,177 options under the 1991 Stock Option Plan, all of which were awarded to executives not named in the table. On March 3, 1994, 16,553 options were awarded to eight mid-level managers. These options vest in increments of one-fourth of the total award, commencing 1995, and expire in 1999. They carry an exercise price of $15.50. On August 11, 1994, 164,972 options were awarded at $17.75, vesting four years and expiring eight years after date of grant; and a total of 208,652 options were awarded at $17.75, vesting in 25% increments over the succeeding four years and expiring eight years after date of grant. A total of 85,000 options were granted as of February 2, 1995, to executives not named in the table. These options have an exercise price of $13.875, vest in four years and expire in eight years.

<F6> Pre-tax gain. The amounts shown for 5% and 10% appreciation are projections required by SEC rules and are not intended to forecast possible future appreciation, if any, of the stock price of the Company. The Company did not use an alternative formula for a grant date valuation, because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors. The market price used for calculating potential realizable value for options awarded to the named executives is the closing price listed in The Wall Street Journal on February 5, 1994-$15.50; August 10, 1995-$17.75; and October 5,
     1994-$18.375, which was the closing price on the last business day preceding each grant. Gain reflected in connection with the VSOP does not consider initial purchase price of $2.50 per option incurred as a salary reduction by each optionee under the VSOP.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table sets forth information concerning option and SAR exercises in the last fiscal year, and options and SARs remaining unexercised at February 4, 1995, by the individuals named in the Summary Compensation Table:


                                                                                                                 VALUE OF
                                                                                       NUMBER OF                UNEXERCISED
                                                  <F1>                                UNEXERCISED              IN-THE-MONEY
                                            SHARES ACQUIRED                             OPTIONS                   OPTIONS
                                              ON EXERCISE                              AT FISCAL                 AT FISCAL
                                              OF OPTIONS/           <F2>             YEAR-END (#)              YEAR-END ($)
                                            # OF SECURITIES         VALUE             EXERCISABLE/             EXERCISABLE/
      NAME                                  UNDERLYING SARS        REALIZED          UNEXERCISABLE<F*>        UNEXERCISABLE<F*>
      ----                                  ---------------        --------          --------------           --------------
                                                                     ($)
      (a)                                         (b)                (c)                  (d)                       (e)

Alyn V. Essman..........................           0/                 0           46,991/353,662<F3,4>               0
                                                 10,781               0

Russell Isaak...........................           0/                 0           26,953/203,943<F3,4>               0
                                                  6,296               0

Patrick J. Morris.......................           0/                 0           16,786/163,943<F3,4>               0
                                                  4,312               0

David E. April..........................           0/                 0           14,732/136,901<F3,4>               0
                                                  4,392               0

Barry C. Arthur.........................           0/                 0            6,571/60,451<F3,4>                0
                                                  1,824               0                                              0


- -----

<F*> No SARs were held at fiscal year-end.


                                    15

<F1> No options were exercised by the named executives in 1994. Under the Deferred Compensation and Stock Appreciation Rights Plan, SAR Units mature and become automatically payable after five years, however, receipt of the value underlying the SARs may be deferred by the executive at his election. SARs listed above matured on February 4, 1994, but were of no value.

<F2> The SARs were of no value on the date of maturity.

<F3> All exercisable options were issued November 7, 1991 in conjunction with capping of Stock Appreciation Rights and expire November 7, 1995. These options have exercise prices ranging from $22.375 to $29.00. Market price as of April 24, 1995, was $16.625, thus requiring a market value increase of more than 34% prior to November of this year to be of any value.

<F4> A. Unexercisable options include options received by the named executives in exchange for voluntary salary reductions in 1993 and 1994 pursuant to the Corporation's Voluntary Stock Option Plan as follows:

                                                                                                              TOTAL VOLUNTARY
                                                                                           OPTIONS            SALARY REDUCTION
                 EXECUTIVES                                                                RECEIVED              1993-1994
                 ----------                                                                --------           ----------------
               Alyn V. Essman......................................................        155,000                $387,500
               Russell Isaak.......................................................         80,000                $200,000
               Patrick J. Morris...................................................         70,000                $175,000
               David E. April......................................................         60,000                $150,000
               Barry C. Arthur.....................................................         12,000                $ 30,000
                                                                                           -------                --------
                 Total.............................................................        377,000                $942,500
                                                                                           =======                ========


     B. Unexercised options held by the named executives also include a total of 425,000 options issued in 1992 in conjunction with a freeze of base salaries. The exercise prices for these options of $30 and $35 were substantially above market value as of the date of issue and, as of the record date, remain approximately 200% of current market price.

     C. With exercise prices ranging from $15.50 to $35.00, most unexercised options remain at or above current market price. The 188,500 unexercised options with an exercise price of $15.50 were those issued to executives in 1994 pursuant to their voluntary base salary reductions of $471,250 under the Corporation's Voluntary Stock Option Plan.

RETIREMENT PLAN

  The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Corporation's qualified Retirement Plan and Trust.


                                                         PENSION PLAN TABLE

                                                                       YEARS OF SERVICE
                                ---------------------------------------------------------------------------------------------
REMUNERATION                      10            15             20            25             30            35             40
- ------------                    ------        ------        -------        -------       -------        -------       -------
  $ 30,000..................    $3,000        $4,500        $ 6,000        $ 7,500       $ 9,000        $10,500       $12,000
    50,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000
   100,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000
   150,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000
   250,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000

  The Corporation maintains a defined benefit Retirement Plan (the "Plan") for all qualifying employees of the Corporation. Remuneration in the Pension Plan Table includes annual base salary and bonus as reported in the Summary and Compensation Table; executive earnings in excess of $50,000 are not included in calculation of the annual benefits payable under the Plan. As of the end of the 1994 fiscal year, the years of credited service for purposes of computing retirement benefits under the Plan for the named executives are as follows: Alyn
V. Essman-38, Russell Isaak-22, Patrick J. Morris-9, David E. April-31, and Barry C. Arthur-29.

  The Plan entitles a participant to a normal monthly retirement benefit upon retirement after age 65 equal to 1% of average monthly gross earnings from and after January 1, 1985, multiplied by the number of years of the participant's service, provided, however, that through 1994 compensation in excess of $50,000 in any year is not counted for purposes of determining such benefits. Effective as of 1995, the $50,000 ceiling will increase annually to reflect a cost of living adjustment. Alternatively, a participant may elect to convert his normal form of benefit to a Contingent Annuitant Option, which provides for an actuarially adjusted retirement benefit payable to the participant during his lifetime and for the continuation of benefit payments to the beneficiary after the participant's death, or an Option for Life Annuity with Guaranteed Number of Monthly Payments, which provides for an actuarially adjusted retirement benefit payable to the participant during his life with a guaranty that not less than a guaranteed number of monthly retirement benefit payments will be paid first to the participant and then to his beneficiary. The Plan provides for a lesser benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Corporation periodically makes actuarially determined contributions to the Plan. No deductions are made for social security benefits.

  The named executive officers are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

  During fiscal year 1994, the Corporation employed the named executives under employment agreements that establish base compensation, bonus and remuneration in the event of a Change of Control. Under these agreements, if the Corporation terminates an executive's employment other than for cause before a Change of Control, the Corporation is obligated to pay the executive two years' base compensation over the two year period. The Corporation has no such obligation if the executive resigns or is terminated for cause. If the Corporation terminates an executive's employment other than for cause after a Change of Control, the Corporation must pay the executive a lump sum equal to two years' base compensation. In the event the named executive officers are terminated (other than for cause) during fiscal 1995 as a result of a Change of Control, the executives would receive the following lump sum payments: Alyn V. Essman-$1,200,000; Russell Isaak-$800,000; Patrick J. Morris-$600,000; David E. April-$450,000;
and Barry C. Arthur-$320,000.

  If a Change of Control occurs but employment is not terminated, the executive is to continue in a position comparable to that held before the change. The executive's base salary cannot be reduced at any time during the term of the agreement, and after a Change of Control the executive's bonus cannot be less than the highest bonus the executive received during any of the three completed fiscal years preceding the Change of Control. The executive is also entitled to continue to participate in compensation plans and programs and benefit plans that are at least equivalent to those provided by the Corporation before the Change of Control.

  Under their employment agreements, the named executive officers are entitled to receive supplemental retirement benefits equal to 40% of final base salary, not to exceed $100,000 annually for ten years. The Corporation's aggregate liability for these benefits will be offset in part by the proceeds of life insurance. The Corporation made insurance premium payments in fiscal year 1994 of $19,429, $9,730, $12,220, $11,239, and $17,780 on behalf of Messrs. Essman, Isaak, Morris, April, and Arthur, respectively. Beneficiaries of a named executive officer who dies receive annually 40% of the executive's final base salary, not to exceed $100,000, until the later of (i) the date the executive would have attained age 65, or (ii) ten years after the date of the executive's death. If the officer retires at age 65 or after, he or she receives annually 40% of his or her final base salary not to exceed $100,000 for ten years. An officer who becomes disabled receives annually, in addition to the amount payable on death or retirement, 40% of his or her final base salary not to exceed $100,000 until the earlier of (i) the date of his or her death or (ii) the date he or she attains age 65. Supplemental retirement, death and disability benefits are pro rated if the qualifying event occurs prior to the executive's tenth anniversary of employment by the Company. Mr. Bohm, a director of the Corporation and a retired officer, received payment of $100,000 under this plan during fiscal 1994.

  Certain of the Corporation's employee benefits plans provide for the acceleration of the payment of certain benefits upon a Change of Control, including the Restricted Stock Plan and the Deferred

Compensation and Stock Appreciation Rights Plan. The employment agreements provide that if such accelerated benefits plus the amount payable under the employment agreement in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, the amount of such tax shall be added to the amount paid the executive under the agreement. The amount of this additional payment is to be determined by an independent certified public accounting firm selected by members of the Corporation's Board of Directors who are Continuing Directors as defined in the Corporation's Certificate of Incorporation. (Continuing directors are those persons who were directors in 1987 or were nominated by Continuing Directors and who are not affiliates or associates of the person or entity that effects the Change of Control.)


              COMPARISON OF TEN-YEAR CUMULATIVE RETURN

     AMONG CPI CORP., S&P 500 STOCK INDEX AND RUSSELL 2000 INDEX

        Measurement Period            CPI Corp.          S&P 500         RUSSELL 2000
       (Fiscal Year Covered)                              Index             Index
Measurement PT-2-2-85<F*>              $100               $100               $100

FYE 1/31/86                            $142               $123               $118
FYE 1/31/87                            $252               $165               $137
FYE 1/31/88                            $206               $160               $116
FYE 1/31/89                            $259               $192               $146
FYE 1/31/90                            $277               $219               $148
FYE 1/31/91                            $353               $238               $142
FYE 1/31/92                            $323               $292               $206
FYE 1/31/93                            $275               $322               $233
FYE 1/31/94                            $205               $364               $277
FYE 1/31/95                            $203               $366               $260

<F*> Each measurement for CPI Corp. is the first Saturday in February, which is the Corporation's fiscal year end.



  The Russell 2000 index was selected because it encompasses similarly-sized companies to CPI, as well as diversified companies, like CPI.

[FN]
- -----
<F*> Total return assumes reinvestment of dividends and $100 invested as of the measurement date in the Corporation's common stock, the S&P 500 and the Russell 2000. The measurement dates for purposes of determining the stock price for CPI Corp. correspond to the fiscal year-end (i.e. the Saturday preceding the first Sunday in February of each year reflected). The corresponding measurement dates for the S&P 500 and the Russell 2000 are January 31st of each of the years reflected.

        RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

 The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of the Corporation and its subsidiaries for its current fiscal year ending February 3, 1996. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Board will reconsider the appointment. No member of KPMG Peat Marwick LLP, or any associate thereof, has any financial interest in the Corporation or in its subsidiaries.

  A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Corporation for the fiscal year ended February 4, 1995.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1995.

  The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

PROPOSED ANNUAL INCENTIVE PROGRAM FOR KEY EXECUTIVES (PROXY ITEM NO. 3)

  Since its adoption in 1992, the annual compensation package for the Chairman and Chief Executive Officer and for members of the Office of the President (the President and two Senior Executive Vice Presidents) has provided for base salaries above the median for similarly sized companies and relatively limited maximum annual bonuses. In fiscal year 1994 the Compensation Committee approved a restructured compensation package for the Chairman and Chief Executive Officer and for members of the Office of the President to be implemented as of fiscal year 1995. The first component of the restructured package is a three year reduction of $1,200,000 in base salaries paid to these executives.

  The second component of the restructured annual compensation package provides for an increase in maximum bonus potential. While maintaining comparable total compensation potential, this provision increases emphasis on at-risk compensation and further aligns a greater portion of compensation with performance. It also reflects the common practice among corporations of establishing higher bonus ceilings for top management.

  For 1995, the Compensation Committee has approved a preestablished, objective, performance-based formula for awarding annual incentives earned under the plan by the Chairman and Chief Executive Officer and each member of the Office of the President. All bonuses will be determined by reference to the Corporation's earnings per share for fiscal year 1995 as compared to those for 1994. The 1995 formula identifies seven, preestablished earnings levels and the amount of bonus payable at each level (from 0% to 80% of the reduced base salary). A nominal bonus would be triggered by earnings approximating those realized in fiscal year 1994. Each subsequent level requires progressively greater increases in earnings per share, with more than a 45% increase required to achieve the maximum bonus. The Committee believes that the actual targets reflect confidential business information, the disclosure of which would adversely affect the Corporation. No bonus will be paid to these executives except in accordance with the preestablished formula approved by the Compensation Committee, and the Committee will certify attainment of the preestablished targets prior to awarding any bonuses under this program. If this proposal is approved, the Compensation Committee will establish new objective, pre-determined targets for fiscal years 1996 and 1997.

  The maximum amounts that may be earned under this proposal in each of the fiscal years through fiscal year 1997 upon attainment of a very substantial improvement in earnings are: Mr. Essman-$480,000; Mr.
Isaak-$320,000; Mr. Morris-$240,000 and Mr. April-$180,000.

  The Committee seeks shareholder approval of the revised annual incentive program for the Chairman and Chief Executive Officer and for members of the Office of the President because it believes the restructured compensation package will serve shareholder interests, as well as those of the

Corporation. Under this proposal, at-risk compensation, including annual performance-based compensation and the value of the executives' restricted stock, may exceed 50% of total compensation if maximum bonuses are earned and the value of the restricted stock increases to reflect the performance of the Company as earnings improve, enabling maximum bonus targets to be achieved. In addition, with shareholder approval of the annual incentive plan, any amounts paid to executives under the program will be excluded from calculations of total compensation subject to the $1 million ceiling on deductibility under
Section 162(m) of the Internal Revenue Code.

  The Board of Directors intends to present the following resolution to the stockholders for action at the Annual Meeting:

    RESOLVED, that an annual incentive program for fiscal years 1995, 1996 and 1997 for the Chairman and Chief Executive Officer and for members of the Office of the President of the Corporation, authorizing annual bonuses ranging from 0% to 80% of base salaries, with the following maximum bonuses: Mr. Essman-$480,000; Mr. Isaak- $320,000; Mr. Morris-$240,000; and Mr. April-$180,000; upon attainment of predetermined, objective earnings targets established by the independent Directors who serve on the Compensation Committee, is hereby approved by the stockholders of the Corporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS
PROPOSAL.

  The affirmative vote of the majority of the votes cast at the meeting by the stockholders entitled to vote thereon shall be sufficient for the approval of the proposed annual incentive program for the Chairman and Chief Executive Officer and for members of the Office of the President, as described above.

                           OTHER INFORMATION

  Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as necessary to meet legal requirements.

  The Corporation's Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 5, 1995, to stockholders of record as of April 24, 1995.

  A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND
EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103.

                               By Order of the Board of Directors,



                               /s/ Jane E. Nelson
                               JANE E. NELSON
                               Secretary and General Counsel

Dated: May 5, 1995

CPI CORP.
    PRODUCTS AND SERVICES FOR CONSUMERS

                                                   1706 WASHINGTON AVENUE
                                                   ST. LOUIS, MISSOURI 63103
                                                   TELEPHONE (314) 231-1575


                                May 5, 1995


DEAR CPI CORP. STOCKHOLDER:

  You are cordially invited and encouraged to attend the 1995 Annual Meeting of Stockholders of CPI Corp. The meeting will held on Tuesday, June 13, 1995, at 10:00 a.m., central daylight time at the offices of CPI Corp., 1706 Washington Avenue, St. Louis, Missouri.

  If you cannot personally attend the meeting, please vote your preference on the proxy card attached below and return it promptly. Your participation in CPI Corp.'s business, whether in person or by proxy, is an important part of the Corporation's governance.

  I look forward to and appreciate your participation in CPI's 1995 Annual Meeting of Stockholders.

                            Very Truly Yours,


                                       /s/ Alyn V. Essman
                            ...........................................
                                          ALYN V. ESSMAN
                                     Chairman of the Board and
                                      Chief Executive Officer




                        Detach Proxy Form Here
- ------------------------------------------------------------------------

PROXY
                               CPI CORP.
       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 13, 1995

  The undersigned, revoking all previous proxies, hereby appoints Alyn
V. Essman and Russell Isaak or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of CPI Corp. (the "Corporation") held of record by the undersigned on April 24, 1995, at the annual meeting of stockholders to be held at 10 a.m. central daylight time on June 13, 1995, at CPI Corp., 1706 Washington, St. Louis, Mo. 63103, and at any adjournment thereof.

ITEM 1. ELECTION OF DIRECTORS

/ / FOR all nominees listed below            / / WITHHOLD AUTHORITY to vote
    (except as marked to the contrary            for all nominees listed
    below)                                       below.

 (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

Milford Bohm, Alyn V. Essman, Russell Isaak, Mary Ann Krey, Lee M. Liberman,
         Nicholas L. Reding, Martin Sneider, Robert L. Virgil

ITEM 2. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK AS THE
        CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.
                / / FOR     / / AGAINST     / / ABSTAIN

ITEM 3. APPROVAL OF RESOLUTION TO PROVIDE FOR ANNUAL INCENTIVE PROGRAM FOR CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND MEMBERS OF THE OFFICE OF THE PRESIDENT (PRESIDENT AND TWO SENIOR EXECUTIVE VICE PRESIDENTS)
                / / FOR     / / AGAINST     / / ABSTAIN

  In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

                      (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE.)

                        Detach Proxy Form Here
- ------------------------------------------------------------------------

  THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.


                                          SIGN
                                          HERE  __________________________
                                                 (PLEASE SIGN EXACTLY AS
                                                   NAME APPEARS HEREON)
                                          SIGN
                                          HERE  __________________________
                                                EXECUTORS, ADMINISTRATORS,
                                                 TRUSTEES, ETC. SHOULD SO
                                                   INDICATE WHEN SIGNING

                                          DATED __________________________